Exhibit 2
                                                                       ---------





                          SECURITIES PURCHASE AGREEMENT



                                      among

                                Geokinetics Inc.,

                         Avista Capital Partners, L.P.,

                    Avista Capital Partners (Offshore), L.P.,

                                       and

                               Levant America S.A.



                         Dated as of September 8, 2006,



                                  Relating to:

                   Series B Senior Convertible Preferred Stock

                                TABLE OF CONTENTS


SECTION 1.        DEFINITIONS AND ACCOUNTING TERMS.............................2

    1.1    Definitions.........................................................2

    1.2    Computation of Time Periods.........................................6

    1.3    Terms Generally.....................................................7

    1.4    Accounting Terms....................................................7

SECTION 2.        AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK................7

    2.1    Authorization of Issue..............................................7

    2.2    Sale and Purchase of the Preferred Stock............................7

    2.3    Closing.............................................................7

    2.4    Stock Certificates..................................................7

SECTION 3.        CONDITIONS TO CLOSING........................................8

    3.1    Representations and Warranties......................................8

    3.2    Performance; No Default under Other Agreements......................8

    3.3    Compliance Certificate..............................................8

    3.4    Acquisition.........................................................8

    3.5    Avista Facilities...................................................8

    3.6    Material Adverse Effect.............................................9

    3.7    Consents, Authorizations and Filings, Etc...........................9

    3.8    Payment of Expenses.................................................9

    3.9    Legal Opinion.......................................................9

    3.10   Management Rights Agreement.........................................9

SECTION 4.        REPRESENTATIONS AND WARRANTIES..............................10

    4.1    Due Organization; Power and Authority..............................10

    4.2    Capitalization.....................................................10

    4.3    Subsidiaries.......................................................11

    4.4    Due Authorization, Execution and Delivery..........................11

    4.5    Non-Contravention; Authorizations and Approvals....................11

    4.6    Financial Statements; Securities Filings...........................12

    4.7    Absence of Undisclosed Liabilities or Events.......................14

    4.8    No Actions or Proceedings..........................................14

    4.9    Title to Properties................................................14

    4.10   Intellectual Property Rights.......................................14

    4.11   Taxes..............................................................16

    4.12   Employee Benefit Plans.............................................17

    4.13   Investment Company Act.............................................17

    4.14   Insurance..........................................................17

    4.15   Compliance with Laws; Permits; Environmental Liabilities...........18

    4.16   Labor and Employment Matters.......................................19

    4.17   Brokerage Fees.....................................................19

    4.18   Solvency and Related Matters.......................................19

SECTION 5.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                  OF THE PURCHASERS...........................................19

    5.1    Purchase for Investment............................................19

    5.2    Access to Information..............................................20

    5.3    Corporate Power; Authorization; Enforceability.....................20

    5.4    No Actions or Proceedings..........................................20

SECTION 6.        OTHER AFFIRMATIVE COVENANTS.................................21

    6.1    Foreign Subsidiaries...............................................21

    6.2    Foreign Subsidiaries...............................................21

    6.3    Director Representation............................................21

SECTION 7.        EXPENSES, INDEMNIFICATION AND CONTRIBUTION; TERMINATION.....21

    7.1    Expenses...........................................................21

    7.2    Indemnification....................................................22

    7.3    Survival...........................................................22

    7.4    Tax Treatment of Indemnification Payments..........................22

SECTION 8.        MISCELLANEOUS...............................................22

    8.1    Notices............................................................22

    8.2    Benefit of Agreement and Assignments...............................23

    8.3    No Waiver; Remedies Cumulative.....................................23

    8.4    Amendments, Waivers and Consents...................................23

    8.5    Counterparts.......................................................23

    8.6    Headings...........................................................23

    8.7    Survival of Covenants and Indemnities..............................24

    8.8    Governing Law; Submission to Jurisdiction; Venue...................24

    8.9    Severability.......................................................24

    8.10   Entirety...........................................................25

    8.11   Survival of Representations and Warranties.........................25

    8.12   Construction.......................................................25

    8.13   Incorporation......................................................25

    8.14   Non-Recourse.......................................................25

    8.15   Further Assurances.................................................25

EXHIBITS:
Exhibit A           -      Form of Certificate of Designation
Exhibit B           -      Form of Registration Rights Agreement
Exhibit C                  Form of Opinion
Exhibit D                  Form of Management Rights Agreement

SCHEDULES:
Schedule 2.2        -      Information relating to the Purchasers
Schedule 4.2        -      Primary and fully diluted ownership of Capital Stock
Schedule 4.3        -      Company and Subsidiaries
Schedule 4.8               Actions or Proceedings
Schedule 4.10       -      Intellectual Property
Schedule 4.12(a)    -      Employee Benefit Plans
Schedule 4.12(b)    -      Multi Employer Plans
Schedule 4.12(c)    -      Retiree Health and Life Benefits
Schedule 4.16       -      Labor Matters
Schedule 4.17       -      Brokerage Fees

                          SECURITIES PURCHASE AGREEMENT

               This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 8, 2006, among Geokinetics Inc. a Delaware corporation (the "COMPANY"), Avista Capital Partners, L.P., a Delaware limited partnership ("AVISTA"), Avista Capital Partners (Offshore), L.P., a Delaware limited partnership ("AVISTA OFFSHORE" and together with Avista the "AVISTA PURCHASERS"), and Levant America, S.A., a Liberian corporation ("Levant and together with the Avista Purchasers the "PURCHASERS").

                                    RECITALS

               WHEREAS, concurrently with the execution of this Agreement the Company and the owners of all the capital stock of Grant Geophysical, Inc. (the "ACQUIRED BUSINESS") have executed that certain Stock Purchase Agreement (the "ACQUISITION AGREEMENT"), dated September 7, 2006, pursuant to which the Company will acquire 100% of the issued and outstanding capital stock of the Acquired Business (the "ACQUISITION");

               WHEREAS, concurrently with the execution of this Agreement, for the purposes of financing the Acquisition, Geokinetics Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, the Purchasers and the Royal Bank of Canada have executed that certain Credit Agreement, dated as of September 8, 2006 (the "SENIOR CREDIT AGREEMENT") and the Company and the Purchasers have executed that certain Subordinated Credit Agreement dated as of August __, 2006 (the "SUBORDINATED CREDIT AGREEMENT" and together with the Senior Credit Agreement and the respective ancillary documents related thereto the "AVISTA FACILITIES");

               WHEREAS, in connection with the transactions contemplated hereby, the Company desires to amend its Certificate of Incorporation, dated January 31, 1980, as amended (the "CHARTER"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), to create a new class of preferred stock of the Company designated as The Series B Senior Convertible Preferred Stock, par value $10.00 per share, having a liquidation preference of $250.00 per share, (the "PREFERRED STOCK"), by filing a Certificate of Designation of the Preferred Stock (the "CERTIFICATE OF DESIGNATION"), on the date hereof and in the form attached hereto as Exhibit A, with the office of the Secretary of State of the State of Delaware;

               WHEREAS, on the terms and subject to the conditions hereinafter set forth, for the purposes of financing the Acquisition, the Company desires to issue and sell the Preferred Stock to Purchasers, and Purchasers desire to purchase and acquire the Preferred Stock from the Company; and

               WHEREAS, the Purchasers and the Company intend to enter into that certain Registration Rights Agreement (as defined herein) which will set forth certain registration rights with respect to the Preferred Stock.

               NOW, THEREFORE, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

               1.1 Definitions. As used herein, defined terms used herein which are defined in the Senior Credit Agreement shall have, except where otherwise expressly set forth herein, the same respective meanings as such defined terms have in the Senior Credit Agreement, and in addition terms shall have the meanings specified herein unless the context otherwise requires:

               "ACCREDITED INVESTOR" means any Person that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

               "ACQUIRED BUSINESS" is defined in the recitals.

               "ACQUISITION" is defined in the recitals.

               "ACQUISITION AGREEMENT" is defined in the recitals.

               "APPLICABLE LAW" means all laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including environmental laws and those pertaining to health or safety) applicable to the Company or any of its Subsidiaries or any of their property or operations.

               "AUDIT DATE" is defined in Section 4.6(a).

               "AVISTA FACILITIES" is defined in the recitals.

               "CAPITAL STOCK" means (i) in the case of a corporation, corporate or capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate or capital stock, (iii) in the case of a limited liability company, membership units (whether common or preferred), (iv) in the case of a partnership, partnership interests (whether general or limited) and
(v) any other equivalent ownership interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CERTIFICATE OF DESIGNATION" is defined in the recitals.

               "CHARTER" is defined in the recitals.

               "CLOSING" is defined in Section 2.3.

               "CLOSING DATE" is defined in Section 2.3.

               "CLOSING PAYMENT" shall mean 2% of the Purchase Price.

               "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

               "COMMON STOCK" is defined in Section 4.2.

               "CONVERT SHARES" means the shares of the Company's Common Stock issuable upon conversion of the Preferred Stock.

               "DGCL" is defined in the recitals.

               "ENFORCEABILITY EXCEPTIONS" means, with respect to any specified obligation, any limitations on the enforceability of such obligation due to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (including public policies) or except as rights to indemnification or contribution may be limited by Federal, state, provincial or territorial securities laws.

               "ENVIRONMENTAL PERMITS" is defined in Section 4.15(b) (i).

               "EXCHANGE ACT" is defined in Section 4.6(b).

               "ERISA AFFILIATE" is defined in Section 4.12(b).

               "FINANCIAL STATEMENTS" is defined in Section 4.6(a).

               "FINANCING DOCUMENTS" means collectively, this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Senior Credit Agreement and the Subordinated Credit Agreement, and all certificates, instruments and other documents made or delivered in connection herewith and therewith.

               "HSR ACT" is defined in Section 3.7(a).

               "INDEMNITEES" is defined in Section 7.2.

               "INTELLECTUAL PROPERTY" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names and domain names, together with all translations, adaptations and combinations thereof and including all goodwill associated therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium) and (i) all licenses and agreements in connection therewith.

               "IRS" means the Internal Revenue Service.

               "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Authority.

               "MATERIAL" means material in relation to the business, condition (financial or otherwise), properties or results of operation of the Company and its Subsidiaries taken as a whole.

               "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, assets, liabilities, operations, prospects or condition (financial or otherwise) or operating results of the Company and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of any party to perform any of its obligations under any Financing Document to which it is or will be a party or (c) a material impairment of any rights of or benefits available to the Purchasers under any Financing Document.

               "ORDER" means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

               "ORDINARY COURSE OF BUSINESS" means the ordinary and usual course of day-to-day operations of the business of the Company and the Subsidiaries through the date hereof consistent with past practice.

               "PERMITS" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.

               "PERMITTED EXCEPTIONS" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been delivered to Avista; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being diligently contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; (iii) mechanics', carriers', workers', and repairers' Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the Company Property so encumbered and that are not resulting from a breach, default or violation by the Company or any of the Subsidiaries of any contract or law; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, provided that such regulations have not been violated; and (v) liens and security interests created or permitted by the senior most indebtedness of the Company or the Subsidiaries in existence as of the Closing Date.

               "PLAN" is defined in Section 4.12(a).

               "PREFERRED STOCK" is defined in the recitals.

               "PROPERTY" is defined in Section 4.15(b)(iii).

               "PURCHASE PRICE" is defined in Section 2.2.

               "PURCHASERS" is defined in the preamble to this Agreement.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among Company and the Purchasers, in the form attached hereto as Exhibit B as amended, supplemented, restated or otherwise modified from time to time.

               "RESPONSIBLE OFFICER" means (i) with respect to the Company, the chairman, the chief executive officer, the president, the chief operating officer or the chief accounting officer thereof, and (ii) with respect to the Company or any Subsidiary (other than the Company), any duly authorized officer thereof.

               "RULE 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

               "SEC" is defined in Section 4.6(b).

               "SEC DOCUMENTS" is defined in Section 4.6(b).

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SENIOR CREDIT AGREEMENT" is defined in the recitals.

               "SOFTWARE" means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation including user manuals and other training documentation related to any of the foregoing.

               "SOLVENT" means, with respect to any Person as of the date of any determination, that on such date (a) such Person as of such date generally is able to pay its debts and other liabilities, contingent obligations and other commitments as they become absolute and mature in the normal course of business,
(b) such Person does not intend to, and does not believe that it will, Incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount that, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "SUBSIDIARY" means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company or (ii) the Company is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable body of such Person.

               "SUBORDINATED CREDIT AGREEMENT" is defined in the recitals.

               "TAX" or "TAXES" shall mean (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of law, Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.

               "TAX RETURN" means any return, report or statement (whether federal, state, local or foreign) required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, any of the Subsidiaries, or any of their Affiliates.

               "TAXING AUTHORITY" means the IRS and any other governmental authority responsible for the administration of any Tax.

               "TECHNOLOGY" means, collectively, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, results of research and development, Software, tools, data, inventions, apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and any other embodiments of the above, in any form whether or not specifically listed herein, and all related technology, that are used, incorporated, or embodied in or displayed by any of the foregoing or used in the design, development, reproduction, sale, marketing, maintenance or modification of any of the foregoing

               "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Acquisition Agreement and all documents related to the Acquisition and the Avista Facilities.

               "TRANSACTIONS" means the Acquisition, and all other transactions provided for in, or contemplated by, the Transaction Documents as being transactions to be completed on the Closing Date or promptly thereafter.

               1.2 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

               1.3 Terms Generally. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, and (c) the word "including" shall mean "including without limitation."

               1.4 Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

                                   SECTION 2

                  AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK
                  ---------------------------------------------

               2.1 Authorization of Issue. On or prior to the execution and delivery of this Agreement: (i) the Company will authorize the issue and sale of the Preferred Stock; and (ii) adopt and file the Certificate of Designations with the Secretary of State of Delaware.

               2.2 Sale and Purchase of the Preferred Stock. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each of the Purchasers, and each of the Purchasers will purchase from the Company, at the Closing provided for in Section 2.3, the Preferred Stock, for an aggregate purchase price equal to $55,000,000 (the "PURCHASE Price"), in such proportions and for the number of shares as set forth on Schedule 2.2. The Purchase Price shall be paid by the Purchasers, allocated in such amounts as shall be determined by Avista in its absolute discretion, via the following methods: (a) a wire transfer of immediately available funds to an account designated by the Company; and/or (b) an offset of some (if any) or all of the remaining principal balance due to the Purchasers under the Subordinated Credit Agreement. To the extent any interest is due to the Purchasers under the Subordinated Credit Agreement, the Purchasers may elect to receive one additional share of Preferred Stock in lieu of every $250.00 of such interest outstanding as of the Closing Date or may elect to receive all of such interest in cash. At the Closing the Company shall pay each Purchaser its proportionate share of the Closing Payment as set forth on Schedule 2.2, via wire transfer of immediately available funds pursuant to the instructions set forth on Schedule 2.2.

               2.3 Closing. The sale and purchase of the Preferred Stock shall occur at the offices of Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, 14th Floor, Houston, Texas 77002, at 10:00 a.m. local time, at a closing (the "CLOSING") on the latter of (i) October 26, 2006 and (ii) the earlier of (x) the first date upon which the Purchasers hold no Indebtedness of the Company under the Senior Facility (whether as a result of prepayment, assignment or otherwise) or (y) the second day following the day in which Avista provides written notice to the Company of its desire to consummate the Closing. The date upon which the Closing occurs shall be referred to herein as the "CLOSING DATE".

               2.4 Stock Certificates. At the Closing, the Company shall deliver to the Purchasers duly endorsed certificates representing the Preferred Stock with such number of shares allocated to each Purchaser as set forth on
Schedule 2.2.

                                   SECTION 3

                              CONDITIONS TO CLOSING
                              ---------------------

               Each Purchaser's obligation to purchase and pay for the Preferred Stock to be purchased by it at the Closing is subject to the reasonable satisfaction or waiver by it prior to or at the Closing of each of the conditions specified below in this Section 3:

               3.1 Representations and Warranties. Each of the representations and warranties of the Company in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and each of the representations and warranties of the Company in this Agreement that are not so qualified shall be true and correct in all material respects on or as of the Closing Date as if made on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct and those not qualified shall be true and correct in all material respects as of such earlier date).

               3.2 Performance; No Default under Other Agreements. The Company shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Purchaser) and no default or event of default shall have occurred and be continuing under any of the Avista Facilities.

               3.3  Compliance Certificate.

               (a) Officers' Certificate. The Company shall have delivered to each Avista an Officers' Certificate, dated as of the Closing Date, in a form reasonably satisfactory to Avista, certifying as to Company's certificate of incorporation and bylaws, the incumbency and signatures of certain officers of the Company and other corporate proceedings of the Company relating to the authorization, execution, delivery and performance of this Agreement and the other Financing Documents to which the Company is a party and that the conditions specified in Section 3 (other than Sections 3.3 and 3.4) have been fulfilled, except as to matters which require the approval or satisfaction of the Purchasers.

               (b) Solvency Certification. The Company shall have delivered to Avista a certificate from the chief financial officer of the Company, in form reasonably satisfactory to Avista, certifying on behalf of the Company to the effect that the Company and its Subsidiaries, on a consolidated basis are and, immediately after giving effect to the Transactions, will be Solvent.

               3.4 Acquisition. Prior to the Closing, (i) no provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in a manner materially adverse to the Purchasers without the written consent of the Purchasers, and (ii) the Acquisition shall have been consummated in conformity with the Acquisition Agreement.

               3.5 Avista Facilities. The financing under the Avista Facilities for the Acquisition shall have been consummated concurrently with the closing of the Acquisition on the terms and conditions set forth in the Senior Credit Agreement and the Subordinated Credit Agreement.

               3.6 Material Adverse Effect. There shall not have occurred or become known to the Purchasers any event, development or circumstance with respect to the Company or its Subsidiaries since June 30, 2006 that has caused or could reasonably be expected to cause a Material Adverse Effect.

               3.7  Consents, Authorizations and Filings, Etc.

               (a) All material governmental and third party approvals necessary in connection with the Acquisition, the Financing Documents, and the continuing operations of the Company and its Subsidiaries shall have been obtained and be in full force and effect (including any required filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") made with the Federal Trade Commission and the United States Department of Justice), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Acquisition or the financing thereof.

               (b) There shall be no inquiry, injunction, restraining order, action, suit or proceeding instituted or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the reasonable opinion of the Purchasers, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek substantial damages against the Company or its Subsidiaries or any of the Purchasers as a result of the Transactions, including the issuance and sale of the Preferred Stock.

               (c) The Board of Directors of the Company shall have granted all necessary approvals to the transactions contemplated by this Agreement and the conversion of the Preferred Stock into Convert Shares in order to satisfy DGCL
Section 203 with respect to such transactions.

               3.8 Payment of Expenses. At the Closing, each Purchaser and one counsel for the Avista Purchasers and one counsel for Levant shall have received from the Company all other fees required to be paid, and, in accordance with
Section 7, all reasonable costs and expenses for which invoices have been presented.

               3.9 Legal Opinion. At the Closing, Chamberlain, Hrdlicka, White, Williams & Martin shall have delivered to the Purchasers an opinion, dated as of the Closing Date, in the form of Exhibit 3.9.

               3.10 Management Rights Agreement. At the Closing, the Company shall have delivered to Avista a Management Rights Agreement dated as of the Closing Date, in the form of Exhibit 3.10.

                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

               The Company represents and warrants (after giving effect to the Acquisition) to the Purchasers that:

               4.1 Due Organization; Power and Authority. The Company and each domestic Subsidiary of the Company (a) is a corporation or a limited partnership duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization,
(b) is duly qualified as a foreign corporation or extra provincial partnership or a foreign partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, (c) has full corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and (d) has full corporate or partnership, as the case may be, power and authority to enter into and perform its obligations under each of the Financing Documents to which it is a party.

               4.2 Capitalization. After giving effect to the Transactions, at the Closing, (i) the authorized number of shares of Capital Stock of the Company will consist only of 100,000,000 common shares (the "COMMON STOCK"), of which 53,736,426 shares have been issued and are outstanding, (ii) 2,500,000 preferred shares, of which only the Preferred Stock sold to the Purchasers pursuant to this Agreement will have been issued and outstanding as of the Closing Date, and
(iii) no shares of any class of the Capital Stock of the Company will be held by the Company in its treasury or by the Company's Subsidiaries. Upon the consummation of the Transactions, all of the issued and outstanding shares of Capital Stock of the Company shall have been duly authorized and validly issued, fully paid and nonassessable and shall be free of preemptive rights except as set forth in the Certificate of Designation. Upon consummation of the Transactions, except as set forth on Schedule 4.2 and other than the Preferred Stock and employee stock options under the 2002 Incentive Plan of the Company, there shall be no securities of the Company or any of its Subsidiaries that will be convertible into or exchangeable for shares of any Capital Stock of the Company or any of its Subsidiaries, and no options, Preferred Stock, calls, subscriptions, convertible securities, or other rights, agreements or commitments which will obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of Capital Stock of, or other interests in, the Company or any of its Subsidiaries. Except as set forth on Schedule 4.2, upon consummation of the Transactions, there shall be no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company or any of its Subsidiaries and none of the Company or any of its Subsidiaries shall have any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards. As of the Closing Date and immediately after the Closing, except as set forth on Schedule 4.2 and other than the Preferred Stock, none of the Company or any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of Capital Stock of the Company or its Subsidiaries. Except as set forth on Schedule 4.2, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Capital Stock of the Company or any of its Subsidiaries. Except as set forth on
Schedule 4.2, none of the Company or any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities that entitle the holders thereof to vote with the shareholders of the Company or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.

               4.3 Subsidiaries. Schedule 4.3 correctly states, after giving effect to the Transactions, (a) the name of each of the Company's direct and indirect Subsidiaries, and (b) the name of each registered holder of each class of outstanding Capital Stock or other securities of each of the Company's respective direct and indirect Subsidiaries and the nature and number of such securities held by such holder. Each issued and outstanding share of Capital Stock of each direct and indirect Subsidiary of the Company (a) has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive rights and (b) except for any Equity Interests not owned directly or indirectly by the Company as shown on Schedule 4.3 is owned by the Company, directly or through its direct and indirect Subsidiaries, free and clear of any Lien other than the liens established under the Financing Documents and other Permitted Exceptions.

               4.4  Due Authorization, Execution and Delivery.

               (a) Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Purchasers in accordance with its terms, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

               (b) Preferred Stock and the Convert Shares. The Preferred Stock has been duly authorized and, when issued as provided herein, will be validly issued, free of preemptive rights and free from all taxes, liens, charges and security interests known to or created by the Company and no personal liability will attach to the ownership thereof. When the Convert Shares are issued pursuant to a conversion of the Preferred Stock, the Convert Shares will be validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests known to or created by the Company and no personal liability will attach to the ownership thereof.

               (c) Financing Documents. Each of the Financing Documents has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the other parties thereto in accordance with their terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

               4.5 Non-Contravention; Authorizations and Approvals. None of (a) the execution and delivery by the Company or any Subsidiary of the Company of any of the Financing Documents to which it is a party, (b) the performance by any of them of their respective obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Preferred Stock under the Financing Documents will: (i) violate, conflict with or result in a breach of any provisions of the articles of incorporation or any amendment thereto or bylaws (or comparable constituent or governing documents) of the Company or any Subsidiary of the Company; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations (including any repurchase or repayment obligations) pursuant to, result in the creation of any Lien upon any of the properties of the Company or any Subsidiary of the Company under, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any contract, except for any such violations, conflicts, breaches, defaults, accelerations, terminations or other matters which, in the aggregate, could not reasonably be expected to be Material to the Company; (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made, or the failure of which to obtain or make, in the aggregate, could not be reasonably expected to have a Material Adverse Effect; or (iv) violate any Applicable Laws, except for violations which, in the aggregate, could not reasonably be expected to be Material to the Company.

               4.6  Financial Statements; Securities Filings.

               (a) The Company has heretofore furnished to the Purchaser its consolidated balance sheets and related statements of income, stockholder's equity and cash flows (the "FINANCIAL STATEMENTS") (i) as of and for the fiscal year ended December 31, 2005 (the "AUDIT DATE"), audited by and accompanied by the report of Fitts Roberts & Co., P.C., independent public accountants, and
(ii) as of and for the fiscal quarters ended March 31, 2006 and June 30, 2006, and each month ended after June 30, 2006 and at least 30 days before the Closing Date, each certified by its chief financial officer. Such Financial Statements present fairly in all material respects the financial condition and results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its Subsidiaries as of the dates thereof. Such Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein and, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

               (b) The Company has heretofore delivered to each Purchaser its unaudited pro forma consolidated balance sheet and related pro forma statements of income, stockholder's equity and cash flows as of the fiscal quarter ended June 30, 2006, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-fiscal quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by the Company, based on the assumptions believed by the Company on the Closing Date to be reasonable, are based in all material respects on the information reasonably available to the Company as of the date of delivery thereof, reflect in all material respects the adjustments required to be made to give effect to the Transactions and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Company and its Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

               (c) The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents required to be filed under the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the Securities Act, (collectively, the "SEC DOCUMENTS"). As of its filing date or, if amended, as of the date of the last such amendment, each SEC Document fully complied with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of its filing date, or, if amended, as of the date of the last such amendment, each SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Subsidiaries is or has been required to file any forms, reports or other documents with the SEC. All of the audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Documents (i) have been prepared from, are in accordance with and accurately reflect the books and records of the Company and its consolidated Subsidiaries, (ii) fully comply with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (including Regulation S-X), (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under the Exchange Act with respect to Quarterly Reports on Form 10-Q and (iv) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year end adjustments) of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein. The reports of the Company's independent auditors regarding the Company's consolidated financial statements in the SEC filings have not been withdrawn, supplemented or modified, and none of the Company or any of the Subsidiaries has received any communication from its independent auditors concerning any such withdrawal, supplement or modification.

               (d) The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

               (e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, and, to the knowledge of the

Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information.

               4.7  Absence of Undisclosed Liabilities or Events.

               (a) Neither the Company nor any Subsidiary has any Indebtedness or liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) other than those (i) specifically reflected on and fully reserved against in the Financial Statements, (ii) incurred in the Ordinary Course of Business since the Audit Date or (iii) that are immaterial to the Company or any Subsidiary.

               (b) The Financing Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made as of the date the same were made, not materially misleading. Since the Audit Date, there has been no event, development or circumstance that has caused or could reasonably be expected to cause a Material Adverse Effect.

               4.8 No Actions or Proceedings. Except as set forth on Schedule 4.8, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or any Subsidiary of the Company, or any of their respective properties or assets which, if adversely determined, in the aggregate, could reasonably be expected to be Material to the Company. No Governmental Authority has notified the Company or any Subsidiary of the Company in writing of an intention to conduct any audit, investigation or other review with respect to the Company or any Subsidiary of the Company.

               4.9 Title to Properties. Each of the Company and each Subsidiary of the Company has (a) good title to, or a valid and subsisting leasehold interest in, all of its material real property and (b) good title to, or a valid and subsisting leasehold interest in, all of its material equipment and other personal property, in each case free and clear of all Liens, except Permitted Exceptions.

               4.10 Intellectual Property Rights.

               (a) Except as set forth on Schedule 4.10, the Company and its Subsidiaries own all right, title and interest in and to, or have valid and continuing rights to use, sell and license, all Intellectual Property, Software and other Technology used in the conduct of the business and operations of the Company and its Subsidiaries as presently conducted and as currently proposed to be conducted, free and clear of all Liens or obligations to others. All such owned Intellectual Property is subsisting, and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof in connection therewith have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant patent, copyright, trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property in full force and effect. The business and operations of the Company and its Subsidiaries, their Technology, their products and services and the designing, development, manufacturing, reproduction, use, marketing, sale, distribution, maintenance and modification of any of the foregoing as presently performed and as currently contemplated to be performed does not infringe upon, misappropriate or otherwise violate any Intellectual Property of any third party. All of the material Intellectual Property owned by the Company or any of its Subsidiaries is valid and enforceable.

               (b) Except as set forth in Schedule 4.10, there is no action, suit, proceeding, hearing, investigation, notice or complaint pending or, to the Company's knowledge, threatened, by any third party before any court or tribunal (including, without limitation, the United States Patent and Trademark Office or equivalent authority anywhere in the world) relating to any of Company's or any of its Subsidiaries' Intellectual Property or Technology, nor has any claim or demand been made by any third party that (i) challenges the validity, enforceability, use or exclusive ownership of any Intellectual Property or Technology owned by the Company or any of its Subsidiaries or (ii) alleges any infringement, misappropriation, violation, or unfair competition or trade practices by the Company or any of its Subsidiaries of any Intellectual Property or Technology of any third party, nor is the Company aware of any basis for any such claim or demand.

               (c) There are no agreements between the Company or any of its Subsidiaries and any third party relating to any Intellectual Property of the Company or any of its Subsidiaries or any third party under which there is, as of the date of this Agreement, or, to the Company's knowledge, is expected, as of the date of this Agreement, to be, any Material dispute regarding the scope or performance of such agreement.

               (d) None of the Company's or any of its Subsidiaries' Technology or Intellectual Property are subject to any outstanding injunction, decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries or affects the validity, use or enforceability of any such Technology or Intellectual Property.

               (e) The Company and the Subsidiaries have taken reasonable measures to protect the confidentiality of all Material trade secrets owned by the Company or any of its Subsidiaries that are material to their businesses as currently conducted and as proposed to be conducted. The Company and its Subsidiaries have executed valid written agreements with certain of their past and present employees who have contributed to the development of Material Technology and Intellectual Property pursuant to which such employees have assigned to the Company or its Subsidiaries all their rights in and to all Material Technology and Intellectual Property they may develop in the course of their employment and agreed to hold all trade secrets and confidential information of the Company and its Subsidiaries in confidence both during and after their employment. The Company and its Subsidiaries have executed valid written agreements with certain past and present consultants and independent contractors who have been retained in connection with the development of Material Technology and Intellectual Property by which the consultants and independent contractors have assigned to the Company or its Subsidiaries all their rights in and to such Material Technology and Intellectual Property and agreed to hold all trade secrets and confidential information of the Company and its Subsidiaries in confidence both during and after the term of their engagements. No Material trade secrets or other Material confidential information owned by the Company or any of its Subsidiaries that is material to their businesses as currently conducted and as proposed to be conducted have been disclosed or authorized to be disclosed by the Company or any of its Subsidiaries to any of their employees or any third party other than pursuant to a written non-disclosure or confidentiality agreement. To the knowledge of the Company and its Subsidiaries, no employee, consultant or independent contractor of the Company or any Subsidiary is, as a result of or in the course of such employee's, consultant's or independent contractor's engagement by the Company or any Subsidiary, in default or breach of any Material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.

               4.11 Taxes.

               (a) (i) All Tax Returns required to be filed by or on behalf of each of the Company, any Subsidiary and any affiliated group of which the Company or any Subsidiary is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all Taxes payable by or on behalf of each of the Company, any Subsidiary and any affiliated group of which the Company or any Subsidiary is or was a member have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the Financial Statements and its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company and each Subsidiary.

               (b) The Company and each Subsidiary has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

               (c) All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, the Company or any Subsidiary have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has the Company or any of the Subsidiaries received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Taxing Authority in any prior examination of the Company or any Subsidiary which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

               (d) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided to the extent required by GAAP.

               (e) The Company is not a "United States Real Property Holding Corporation" within the meaning of Section 897 of the Code.

               (f) The Company and the Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

               4.12 Employee Benefit Plans.

               (a) Schedule 4.12(a) lists all "employee benefit plans", within the meaning of Section 3(3) of ERISA, and all other material employee benefit plans, arrangements and policies with respect to employees or former employees maintained by or contributed to by the Company or any of its Subsidiaries (each, a "PLAN"). There has been no failure by any Plan to comply with the applicable requirements of ERISA and the Code. There is no pending or, to the knowledge of the Company, threatened, litigation relating to the Plans. None of the Company or any of its Subsidiaries has engaged in a transaction with respect to any Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. The Company is not aware, after due inquiry, of any item of non-compliance which could reasonably be expected to result in the loss of Plan qualification or tax-exempt status. To the knowledge of the Company, all required contributions have been made in accordance with the provisions of each Plan.

               (b) Within the past six years, no liability under Title IV of ERISA has been incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, or "multi employer plan," within the meaning of
Section 3(37) of ERISA, currently or formerly maintained by any of them, or the single-employer plan or multi-employer plan of any entity which is considered to be a single employer with the Company or any of its Subsidiaries under Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate"). Except as set forth on Schedule 4.12(b), none of the Company or any of its Subsidiaries has contributed to a "multi employer plan," within the meaning of
Section 3(37) of ERISA, at any time after June 30, 1997.

(c) Except as set forth on Schedule 4.12(c), neither the Company nor any of its Subsidiaries has any material obligations for retiree health and life benefits under any Plan, except as required by Applicable Law.

               4.13 Investment Company Act. Neither the Company nor any of its Subsidiaries is or, immediately after receipt of payment for the Preferred Stock and the consummation of the other Transactions, will be (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

               4.14 Insurance. The Company and the Subsidiaries of the Company are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries of the Company against theft, damage, destruction and acts of vandalism.

               4.15 Compliance with Laws; Permits; Environmental Liabilities.

               (a) Each of the Company and the Subsidiaries of the Company is in compliance, in all Material respects with all Applicable Laws and has all Permits Material to and necessary in, the conduct of its business as currently conducted and all such Permits are in full force and effect. No violations have been recorded in respect of any such Permits, and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Permit. Neither the Company nor any Subsidiary is subject to any Order, and neither the Company nor any Subsidiary is in breach or violation of any Order. Neither the Company nor any Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it. There are no Legal Proceedings pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or to which the Company is otherwise a party relating to this Agreement or, any Financing Document or the transactions contemplated hereby or thereby.

               (b) With regard to each of the following, except any matters that in the aggregate, could not reasonably be expected to be Material to the
Company:

                    (i) Each of the Company and each Subsidiary of the Company is currently in Material compliance with all Environmental Laws, has obtained and is currently in Material compliance with all permits, licenses, registrations and consents which are required with respect to any of its facilities or operations under any applicable Environmental Laws (the "ENVIRONMENTAL PERMITS"), and all such Environmental Permits are in full force and effect;

                    (ii) None of the Company or any Subsidiaries of the Company has received any written notice of any claims, civil, criminal or administrative actions, suits, hearings, investigations, or proceedings which are pending or, to its knowledge, threatened against it, in each case, on the basis of, any Environmental Liability, or indicating that such Person is or may be a potentially responsible party or otherwise liable under Environmental Laws in connection with any location which has experienced the release or threatened release of any Hazardous Materials;

                    (iii) To the knowledge of the Company, Hazardous Materials have not been transported or disposed of from any real property owned, leased or operated by the Company or any Subsidiary of the Company ("PROPERTY") in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any Property in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                    (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Laws to which the Company or any Subsidiary of the Company is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Laws with respect to the Company and any Subsidiary of the Company; and

                    (v) To the knowledge of the Company, there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary of the Company, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

               4.16 Labor and Employment Matters. Except as set forth on
Schedule 4.16, (i) none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts with a labor union or labor organization; and (ii) there is no (A) Material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, (B) to the knowledge of the Company or its Subsidiaries, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or
(C) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company or its Subsidiaries, written threat thereof by or with respect to any such employees.

               4.17 Brokerage Fees. Except as set forth on Schedule 4.17, none of the Company or any Subsidiary of the Company has paid, or is obligated to pay, to any Person any brokerage or finder's fees in connection with the transactions contemplated hereby or by any other Transaction Documents.

               4.18 Solvency and Related Matters. Prior to and immediately following the Closing, the Company will be Solvent after giving effect to (A) the Transactions and (B) any other transactions contemplated by the Company on or after such date which would be taken into account in determining whether any of the transactions contemplated hereby are invalid or illegal under, in violation of, or can be set aside or give rise to any award or damages, sanctions or other liability against any of the Purchasers or any of their Affiliates or representatives under applicable bankruptcy, fraudulent conveyance, fraudulent transfer or other Applicable Laws.

                                   SECTION 5.

          REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS
          ------------------------------------------------------------

               Each Purchaser, severally and not jointly, represents and warrants to the Company as of the date hereof as follows:

               5.1  Purchase for Investment.

               (a) Such Purchaser is acquiring the Preferred Stock for its own account, for investment purposes only and not with a view to any distribution thereof within the meaning of the Securities Act.

               (b) Such Purchaser understands that the Preferred Stock has not been and, except as provided in the Registration Rights Agreement with respect to the Convert Shares, will not be registered under the Securities Act or any state or other securities law, that the Preferred Stock is being issued by the Company in transactions exempt from the registration requirements of the Securities Act, that it must hold the Preferred Stock indefinitely and not offer or sell the Preferred Stock except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable State laws.

               (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

               (d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to the Purchasers except as otherwise provided for in this Agreement.

               (e)  Such Purchaser is an Accredited Investor.

               (f) The source of funds to be used by such Purchaser to pay the purchase price of the Preferred Stock purchased by such Purchaser hereunder does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of "plan assets" of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101. As used in this Section 5.1(f), the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA, and the term "plan" shall have the meaning assigned thereto in
Section 4975(e)(1) of the Code.

               5.2 Access to Information. Such Purchaser has been furnished with or has had access to the information it has requested from the Company and its Subsidiaries and has had an opportunity to discuss with the management of the Company and its Subsidiaries the business and financial affairs of the Company and its Subsidiaries, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto, and is capable of bearing the economic risks of such investment.

               5.3 Corporate Power; Authorization; Enforceability. The execution, delivery and performance of this Agreement and the other Financing Documents to which such Purchaser is a party are within its corporate or limited partnership, as the case may be, power and authority and have been duly authorized by all necessary action of such Purchaser, do not conflict with or result in a breach of or violate any of such Purchaser's governing documents or any contract to which such Purchaser is a party or by which its assets are bound or any Applicable Laws and constitute legal, valid and binding agreements of such Purchaser enforceable against it in accordance with their respective terms, subject to the Enforceability Exceptions.

               5.4 No Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to any Purchaser's knowledge, threatened against or affecting such Purchaser, or any of their respective properties or assets which, if adversely determined, in the aggregate, could reasonably be expected to materially and adversely affect the ability of such Purchaser to consummate any of the transactions contemplated by the Financing Documents.

                                    SECTION 6

                           OTHER AFFIRMATIVE COVENANTS
                           ---------------------------

               6.1 Foreign Subsidiaries. As soon as practical after the Closing, the Company shall take such necessary action so that each foreign Subsidiary of the Company (a) is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required,
(c) has full power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and (d) has full power and authority to enter into and perform its obligations under each of the Financing Documents to which it is a party.

               6.2 Director Representation. At such time as the Avista Purchasers do not hold of record a sufficient number of shares of Preferred Stock (without the vote of any other stockholder) to elect a director to the Board of Directors of the Company to represent the holders of Preferred Stock as a separate class pursuant to the terms of the Certificate of Designation, the Board of Directors shall nominate and slate for election at each of the Company's annual meetings of stockholders one director designated by Avista if the Avista Purchasers hold a number of shares of Common Stock and/or Preferred Stock (calculated assuming the conversion of any Preferred Stock held by the Avista Purchasers into Common Stock) equal to or greater than (i) 10% of the then outstanding Common Stock or (ii) 25% of the Common Stock the Avista Purchasers are entitled to upon conversion of the Preferred Stock purchased by the Avista Purchasers pursuant to this Agreement.

                                    SECTION 7

             EXPENSES, INDEMNIFICATION AND CONTRIBUTION; TERMINATION
             -------------------------------------------------------

               7.1 Expenses. The Company will, upon Closing, after presentation of a reasonable summary invoice therefore, reimburse the Purchasers for all reasonable expense (including reasonable and documented attorney's and accountant's fees and disbursements) incurred by the Purchasers in connection with the transactions contemplated by this Agreement and the other Financing Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the Purchaser's reasonable and documented out-of-pocket expenses in connection with the Purchaser's examinations and appraisals of the Company's properties, books and records; (b) the reasonable and documented out-of-pocket costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement or the other Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Financing Documents; and any fees incurred by the Purchasers in connection with any governmental consents or filings (including any fees incurred in connection with any HSR Act filing). The Company will pay, and will hold the Purchasers harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders in relation to the Transactions.

               7.2 Indemnification. The Company shall indemnify and hold harmless the Purchasers and each of their respective Affiliates, partners, stockholders, members, directors, agents, employees and controlling persons (collectively, the "INDEMNITEES") from and against any and all actual losses, claims, damages or liabilities to any such Indemnitee in connection with or as a result of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to this Agreement.

               7.3 Survival. The obligations of the Company and the Guarantors under this Section 7 will survive the payment or transfer of any Preferred Stock, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

               7.4 Tax Treatment of Indemnification Payments. Any indemnification payment pursuant to this Agreement shall be treated for federal, state, local and foreign Tax purposes as an adjustment to the Purchase Price.

                                    SECTION 8

                                  MISCELLANEOUS
                                  -------------

               8.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

               (a) if to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule 2.2, with a copy to Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas 77002, Attention: Steve Rubin, Esq., or at such other address as the Purchaser or its nominee shall have specified to the Company in writing;

               (b) if to the Company, to Geokinetics Inc., One Riverway, Suite 2100 Houston, Texas 77056, Attention: David A. Johnson, with a copy to Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, 14th Floor, Houston, Texas 77002 Attention: James J. Spring, III, Esq.

               8.2  Benefit of Agreement and Assignments.

               (a) Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person other than the parties hereto or thereto (not including successors or assigns) any benefit or any legal or equitable right, remedy or claim under this Agreement.

               (b) No party hereto may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that the Purchasers may assign the rights to purchase all or any portion of the Preferred Stock allocated to such Purchaser pursuant to Schedule 2.2 to any, direct or indirect, wholly owned subsidiary of such Purchaser, subject to the ability of such subsidiary to make the representations and warranties set forth in Section 5, and each such Person shall be entitled to the full benefit of this Agreement as if such Person were a Purchaser hereunder.

               8.3 No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the Company and any other party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Certificate of Designation preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Certificate of Designation are cumulative and not exclusive of any rights or remedies that the parties would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto to any other or further action in any circumstances without notice or demand.

               8.4 Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with the written consent of the Company and the other parties hereto. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references thereto shall mean this Agreement as it may from time to time be amended, supplemented or modified.

               8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. For the purposes of the Closing, signatures transmitted via telecopy (or other facsimile device) will be accepted as original signatures if the sender on the same day sends a manually executed signature page by a recognized overnight delivery service (charges prepaid).

               8.6 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               8.7 Survival of Covenants and Indemnities. All covenants and indemnities set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Preferred Stock and Convert Shares and, except as otherwise expressly provided herein with respect to covenants and any other obligations hereunder.

               8.8  Governing Law; Submission to Jurisdiction; Venue.

               (a) THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

               (b) If any action, proceeding or litigation shall be brought by any Purchaser in order to enforce any right or remedy under this Agreement or the Preferred Stock, the Company hereby consents and will submit, and will cause its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. The Company further agrees that it shall not, and shall cause its Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement or the Preferred Stock in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

               (c) The Company irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in Section 8.1, such service to become effective thirty (30) days after such mailing.

               (d) Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. If service of process is made on a designated agent it should be made by either
(i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

               (e) THE COMPANY AND EACH PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE PREFERRED STOCK.

               8.9 Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

               8.10 Entirety. This Agreement together with the other Financing Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Financing Documents or the transactions contemplated herein or therein.

               8.11 Survival of Representations and Warranties. All representations and warranties made by the Company herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Preferred Stock and the issuance of the Convert Shares in accordance with the Certificate of Designation, and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers.

               8.12 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

               8.13 Incorporation. All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

               8.14 Non-Recourse. Except as explicitly provided in this Agreement, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of the Company or the Purchasers shall in such capacity have any liability for any obligations or liabilities of the Company or any Purchaser, respectively, under this Agreement or for any claim (under tort or contract law) based on, in respective of, or by reason of, the transactions contemplated hereby.

               8.15 Further Assurances. Each of the parties hereto shall, upon reasonable request of any other party hereto, do, make and execute all such documents, acts, matters and things as may be reasonably required in order to give effect to the Transactions contemplated hereby.

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                            GEOKINETICS INC.



                                            By:  /s/  David A. Johnson
                                               ---------------------------------
                                                   Name: David A. Johnson
                                                   Title: President

                                            AVISTA CAPITAL PARTNERS, L.P.

                                            By: AVISTA CAPITAL PARTNERS GP, LLC,
                                            its general partner

                                            By:  /s/  Ben Silbert
                                               ---------------------------------
                                                   Ben Silbert
                                                   General Counsel



                                            AVISTA CAPITAL PARTNERS (OFFSHORE),
                                            L.P.

                                            By: AVISTA CAPITAL PARTNERS GP, LLC,
                                            its general partner

                                            By:  /s/  Ben Silbert
                                               ---------------------------------
                                                   Ben Silbert
                                                   General Counsel

                                            LEVANT AMERICA S.A.


                                            By:  /s/  Kenneth H. Hannan, Jr.
                                               ---------------------------------
                                                   Kenneth H. Hannan, Jr.
                                                   Attorney-in-Fact

                                                                       EXHIBIT A


                       FORM OF CERTIFICATE OF DESIGNATION

                                                                       EXHIBIT B


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT C


                                 FORM OF OPINION

                                                                       EXHIBIT D


                       FORM OF MANAGEMENT RIGHTS AGREEMENT

Geokinetics Inc., a Delaware corporation (the "PORTFOLIO COMPANY"), hereby agrees that as of the date hereof, Avista Capital Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), shall have the following rights so long as it owns any equity interests in the Portfolio Company:

(i) The right to receive prior notice of all material corporate actions of the Portfolio Company and its subsidiaries and the right to consult with the Portfolio Company and its subsidiaries with respect to such actions;

(ii) the right to visit and inspect any of the offices and properties of the Portfolio Company and its subsidiaries and inspect and copy the books and records of the Portfolio Company and its subsidiaries, at such times as the Partnership or its designated representative shall reasonably request;

(iii) the right to consult with appropriate officers and directors of the Portfolio Company and each of its subsidiaries routinely and at such times as reasonably requested by the Partnership with respect to matters relating to the business, finances, accounts and affairs of the Portfolio Company and its subsidiaries; and

(iv) such information and consultation rights or other assistance as the Partnership may require to preserve its qualification as a venture capital operating company (as defined in the U.S. Department of Labor Plan Asset Regulation, 29 C.F.R. ss. 2510.3-101) including, but not limited to, by reason of the Partnership's interest in the Portfolio Company qualifying as a venture capital investment (as defined in the U.S. Department of Labor Plan Asset Regulation, 29 C.F.R. ss. 2510.3-101).

The Portfolio Company acknowledges and agrees that the Partnership may exercise its rights under this agreement through its general partner or such other person designated by the Partnership, in each case acting on behalf of the Partnership.

Dated:  _______________, 2006.


                                            -------------------------------
                                            Geokinetics Inc.
                                            By:  David A. Johnson, President

Agreed and Accepted:



-------------------------------
Avista Capital Partners, L.P.
By:  Avista Capital Partners GP, LLC,
        its general partner

By:
   -----------------------------------------
        Ben Silbert
        General Counsel

                                                                    Schedule 2.2

                       INFORMATION RELATING TO PURCHASERS

------------------------------------------- -----------------------------------------------------
        Purchaser Name and Address              Aggregate purchase amount of Preferred Stock

                                            -----------------------------------------------------
                                            Shares of Preferred Stock     Allocation of the
                                                                            Closing Payment
                                            -------------------------- --------------------------
------------------------------------------- -----------------------------------------------------
Avista Capital Partners, L.P.
1000 Louisiana Street, Suite 1200
Houston, Texas 77002                                          187,500                   $937,500
Telecopy: (713) 328-1097
Attention: Steve Webster
------------------------------------------- -------------------------- --------------------------
Avista Capital Partners (Offshore), L.P.
1000 Louisiana Street, Suite 1200
Houston, Texas 77002                                           12,500                    $62,500
Telecopy: (713) 328-1097
Attention: Steve Webster
------------------------------------------- -------------------------- --------------------------
Levant America S.A.
c/o Byzantine Maritime Corporation                             20,000                   $100,000
8, Korytsas and Grammou Streets
Kifisia 14561
Athens, Greece
Attention:  Mr. Mario Stafilopatis

with a copy to:

Colonial Navigation Company, Inc.
750 Lexington Avenue, 26th Floor
New York, New York 10022
Attention:  Kenneth H. Hannan, Jr.
------------------------------------------- -------------------------- --------------------------
------------------------------------------- -------------------------- --------------------------
Total                                                         220,000                 $1,100,000
------------------------------------------- -------------------------- --------------------------

                       INFORMATION RELATING TO PURCHASERS

PAYMENTS TO AVISTA CAPITAL PARTNERS, L.P. SHOULD BE WIRED AS FOLLOWS:

JPMorgan Private Bank
        ABA # 021 000 021
        Private Bank Division
        Credit Account T & I #999-99-651
        Account Number - Q54955002
        For Account of:    AVISTA CAPITAL HOLDINGS, L.P.


PAYMENTS TO AVISTA CAPITAL PARTNERS (OFFSHORE), L.P.  SHOULD BE WIRED AS
FOLLOWS:

JPMorgan Private Bank
        ABA # 021 000 021
        Private Bank Division
        Credit Account T & I #999-99-651
        Account Number - Q54955002
        For Account of:    AVISTA CAPITAL HOLDINGS, L.P.

PAYMENTS TO LEVANT AMERICA, S.A. SHOULD BE WIRED AS FOLLOWS:

The Bank of New York
        ABA:  021000018
        Swift Code:  TRVTUS3N
        For Account of:  Jefferies & Co., Inc.
        Account Number:  890-0-007001
        F/F/C:  Levant America S.A.
        Account Number:  970-04275

                                  Schedule 4.2
              Primary and fully diluted ownership of Capital Stock



Shareholder                                     Number of Shares      % of Total
                                             Common         [___]
                                              Stock

















[Management Options]                                                     %
Total                                                                    100%

                                  Schedule 4.3
                            Company and Subsidiaries

                                  Schedule 4.8
                             Actions or Proceedings

                                  Schedule 4.10
                              Intellectual Property

                                Schedule 4.12(a)
                             Employee Benefit Plans

                                Schedule 4.12(b)
                              Multi Employer Plans

                                Schedule 4.12(c)
                        Retiree Health and Life Benefits

                                  Schedule 4.16
                                  Labor Matters

                                  Schedule 4.17
                                 Brokerage Fees